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                                   EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in Registration Statement Numbers 33-4190, 33-41201, 333-00421 and 333-16637 of Isco, Inc. and subsidiaries on
Form S-8 of our report dated September 26, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Isco, Inc.'s change in its method of accounting for impairment of long-lived assets in fiscal 1996,) appearing in the Annual Report on Form 10-K of Isco, Inc. and subsidiaries for the year ended July 25, 1997.


Deloitte & Touche LLP





Lincoln, Nebraska
October 17, 1997














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